Exhibit 15.2

北京 上海深圳杭州廣州昆明天津成都寧波福州西安南京南寧濟南 重慶

BEIJING SHANGHAI SHENZHEN HANGZHOU GUANGZHOU KUNMINTG TIANJIN CHENGDU NINGBO FUZHOU XI’AN NANJING NANNING JINAN CHONGQING

蘇州 長沙太原武漢 貴陽 烏魯木齊 鄭州 石家莊香港巴黎 馬德裡 硅谷 斯德哥尔摩

SUZHOU CHANGSHA TAIYUAN WUHAN GUIYANG URUMQI ZHENGZHOU SHIJIAZHUANG HONG KONG PARIS MADIDRID SILICON VALLEY STOCKHOLM

深圳市深南大道6008號特區報業大廈22/24/31層 郵編：518009

22/24/31/F, Tequbaoye Building, 6008 Shennan Avenue, Shenzhen, Guangdong Province 518009, China

電話/Tel: (+86)(755) 83515666傳真/Fax: (+86)(755) 83515333

網址/Website:http://www.gran dall.com.cn 郵箱/Email: grandallsz@grandall.com.cn

April 12, 2021

To: BIT Mining Limited

14F, West Side, Block B, Building No. 7

Shenzhen Bay Eco-Technology Park

Nanshan District

Shenzhen, 518115

People’s Republic of China

Re: Legal Opinion on Certain PRC Law Matters

Dear Sirs or Madams,

A.    Introduction

We are lawyers qualified in the People’s Republic of China (the “PRC”, which, for the purpose of this legal opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue a legal opinion on the PRC Laws, regulations or rules effective on the date hereof (the “PRC Laws”).

This legal opinion (the “Opinion”) is furnished pursuant to the instructions of BIT Mining Limited (formerly known as 500.com LIMITED, the “Company”) on the captioned matters, and is delivered to the Company for the purposes of the Annual Report of 2020 (the “Annual Report”). The Company may not, without our prior written consent, use this opinion for any other purpose.

B.    Definitions and Assumptions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“E-Sun Sky Computer”	means E-Sun Sky Computer (Shenzhen) Co., Ltd. （易讯天空计算机技术（深圳）有限公司），a company incorporated under the PRC Laws, as wholly owned subsidiary of 500wan HK Limited
“E-Sun Network”	means Shenzhen E-Sun Network Co., Ltd. （深圳市易讯网络有限公司），a company incorporated under the PRC Laws, as the variable interest entity of the Company

“Governmental Authorizations”

means all approvals, consents, certificates, authorizations, filings, registrations, permissions, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Laws

“Guangtiandi Technology”	means Shenzhen Guangtiandi Science and Technology Co., Ltd. （深圳市广天地科技有限公司）, a company incorporated under the PRC Laws, as the variable interest entity of the Company
“PRC Authorities”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial body in the PRC
“PRC Laws”	means all laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations and other legislations of the PRC effective and available to the public as of the date hereof
“PRC Group Entities”

means E-Sun Sky Computer, E-Sun Network, Guangtiandi Technology, Youlanguang Technology. For the purpose of rendering this opinion, Loto Interactive Limited and its variable interest entities in PRC are not included in PRC Group Entities

“Youlanguang Technology”	means Shenzhen Youlanguang Science and Technology Co., Ltd. (深圳市优蓝光科技有限公司)，a company incorporated under the PRC Laws, as the variable interest entity of the Company

For the purpose of rendering this opinion, we have reviewed the originals or copies, certified or otherwise identified, of the documents provided to us by the Company and the PRC Group Entities and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, the organizational structure of the Company listed in Appendix A hereof, originals or copies of the agreements listed in Appendix B hereof (the “Corporate Structure Contracts”) and the certificates issued by the PRC Authorities and officers of the Company and the relevant PRC Group Entities (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this opinion, we have assumed without further inquiry:

i.      the genuineness of all the signatures, seals and chops;

ii.     the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

iii.    the truthfulness, accuracy, completeness and fairness of all the Documents, as well as the factual statements contained in such Documents;

iv.     that the Documents provided to us remain in full force and effect up to the date of this opinion and have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents;

v.     that all information provided to us by the Company and the PRC Group Entities in response to our enquiries for the purpose of this opinion is true, accurate, complete and not misleading, and that the Company and the PRC Group Entities have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

vi.    that all parties other than the PRC Group Entities have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

vii.   that all parties other than the PRC Group Entities have duly executed, delivered and performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties;

viii.  that all Governmental Authorizations and other official statement or documentation are obtained from competent PRC Authorities by lawful means in due course; and

ix.    that all the Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws.

C.    Opinion

Based on the confirmation letter from the Company, our review of the Documents and our understanding of the current PRC Laws, subject to the assumptions above and the Qualifications (as defined below), we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

i.      Each of the PRC Group Entities is validly existing with limited liability under the PRC Laws and has full power, authority, legal right to enter into, execute, assume, deliver and perform its obligations under each of the Corporate Structure Contracts to which it is a party and has duly executed and delivered each of the Corporate Structure Contracts.

ii.     Each of the Corporate Structure Contracts is valid and legally binding under the PRC Laws, and the obligations undertaken by and the rights granted to each party to the Corporate Structure Contracts are legally permissible under PRC Laws. It’s pertinent to note that the pledge on equity interest in E-Sun Network would not be deemed validly established until it’s registered with the competent PRC Authorities. However, there are substantial uncertainties with regard to the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the PRC Authorities will not take a view that is contrary to or otherwise different from our opinion stated above.

iii.    To our best knowledge after a limited-scope search through the Internet (i.e. the website of China Judgments Online, Yue Gongzheng Mini Program, the website of Beijing Court Trial Information and the website of Public Information of Enforcement in China), there was no legal proceeding which had challenged the legality, effectiveness or validity of the Corporate Structure Contracts and/or the transactions contemplated thereby.

This opinion is subject to the following qualifications (the “Qualifications”):

i.       Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

ii.    The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.    Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstances in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent or coercionary; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

iv.    This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. There are substantial uncertainties regarding the interpretation and application of the PRC Laws, and there can be no assurance that the PRC Authorities will ultimately take a view that is not contrary to our opinion stated above.

v.     We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Group Entities and PRC government officials.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently. We hereby consent to the use of this opinion in the Annual Report. This opinion is delivered solely to the Company and solely for the purpose of and in connection with the Annual Report on the date of this opinion and may not be relied upon by any other person or used for any other purpose without our prior written consent.

Yours sincerely,

Grandall Law Firm (Shenzhen)

Appendix A

Organizational Structure of the Company up to Apr. 10, 2021

BIT Mining Limited (Cayman)
100%
500.com USA CORP (USA)
54.2%
Loto Interactive Limited (Hong Kong)
100%
Fine Brand Limited (BVI)
100%
The Multi Group Ltd (Malta)
100%
Star Light Inc. (Cayman)
100%
500wan HK Limited (Hong Kong)
100%
Multi Warehouse Ltd. (Malta)
100%
Multi Brand Gaming Ltd. (Malta)
100%
Multilotto UK Ltd. (Malta)
100%
Skill Expert Limited (Hong Kong)
100%
Lotto Warehouse Ltd. (Malta)
100%
Wasp Media Ltd. (Malta)
100%
Round Spot Services Ltd. (Cyprus)
100%
100%
Multi Pay N.V. (Curacao)
100%
Oddson Europe Ltd. (Malta)
100%
Offshore
Onshore
Chongqing Yusheng Information Technology Limited
E-Sun Sky Computer (Shenzhen) Co., Ltd.
Shareholders of Shenzhen Youlanguang Science and Technology Co., Ltd.
Shareholders of Shenzhen E-Sun Network Co., Ltd.
Shareholders of Shenzhen Guangtiandi Science and Technology Co., Ltd.
100%
100%
100%
Shenzhen Youlanguang Science and Technology Co., Ltd.
Shenzhen E-Sun Network Co., Ltd.
Shenzhen Guangtiandi Science and Technology Co., Ltd.
100%
100%
51%
Shenzhen Yicai Network Technology Co., Ltd.
Shenzhen E-Sun Sky Network Technology Co., Ltd.
Shenzhen Kaisheng Jiafu Enterprise Management Co., Ltd.
100%
Hainan Jingli Network Technology Co., Ltd.
Contractual Agreements
Equity Interest

Appendix B

List of Corporate Structure Contracts of the Company

1.     E-Sun Network

(1)   Exclusive Business Cooperation Agreement entered into between E-Sun Sky Computer and E-Sun Network dated June 1, 2011.

(2)   Exclusive Option Agreement entered into among E-Sun Sky Computer, E-Sun Network, Yu Bo and Zhang Han dated July 3, 2017.

(3)   Equity Interest Pledge Agreement entered into among E-Sun Sky Computer, E-Sun Network and Yu Bo dated July 3, 2017.

(4)   Equity Interest Pledge Agreement entered into among E-Sun Sky Computer, E-Sun Network and Zhang Han dated July 3, 2017.

(5)   Power of Attorney issued by Yu Bo to E-Sun Sky Computer dated July 3, 2017.

(6)   Power of Attorney issued by Zhang Han to E-Sun Sky Computer dated July 3, 2017.

(7)   Confirmation Letter issued by E-Sun Sky Computer to 500wan HK Limited dated July 3, 2017.

(8)   Financial Support Agreement entered into among 500.com LIMITED, E-Sun Sky Computer, Yu Bo and Zhang Han dated July 3, 2017.

(9)   Shareholder’s Voting Power Assignment Agreement entered into among E-Sun Sky Computer, E-Sun Network, Yu Bo and Zhang Han dated July 3, 2017.

2.     Guangtiandi Technology

(1)   Exclusive Business Cooperation Agreement entered into between E-Sun Sky Computer and Guangtiandi Technology dated June 1, 2011.

(2)   Exclusive Option Agreement entered into among E-Sun Sky Computer, Guangtiandi Technology and Wang Ying dated June 1, 2011.

(3)   Exclusive Option Agreement entered into among E-Sun Sky Computer, Guangtiandi Technology and Yuan Liangdong dated May 2, 2013.

(4)   Equity Interest Pledge Agreement entered into among E-Sun Sky Computer, Guangtiandi Technology and Wang Ying dated June 1, 2011.

(5)   Equity Interest Pledge Agreement entered into among E-Sun Sky Computer, Guangtiandi Technology and Yuan Liangdong dated May 2, 2013.

(6)   Power of Attorney issued by Wang Ying to E-Sun Sky Computer dated June 1, 2011.

(7)   Power of Attorney issued by Yuan Liangdong to E-Sun Sky Computer dated May 2, 2013.

(8)   Confirmation Letter issued by E-Sun Sky Computer to 500wan HK Limited dated May 2, 2013.

(9)   Financial Support Agreement entered into among 500.com LIMITED, E-Sun Sky Computer and Wang Ying dated Dec. 28, 2013.

(10) Financial Support Agreement entered into among 500.com LIMITED, E-Sun Sky Computer and Yuan Liangdong dated Dec. 28, 2013.

3.     Youlanguang Technology

(1)   Exclusive Business Cooperation Agreement entered into between E-Sun Sky Computer and Youlanguang Technology dated June 1, 2011.

(2)   Exclusive Option Agreement entered into among E-Sun Sky Computer, Youlanguang Technology, Yu Bo and Zhang Han dated Jan. 10, 2018.

(3)   Equity Interest Pledge Agreement entered into among E-Sun Sky Computer, Youlanguang Technology and Yu Bo dated Jan. 10, 2018.

(4)   Equity Interest Pledge Agreement entered into among E-Sun Sky Computer, Youlanguang Technology and Zhang Han dated Jan. 10, 2018.

(5)   Power of Attorney issued by Yu Bo to E-Sun Sky Computer dated Jan. 10, 2018.

(6)   Power of Attorney issued by Zhang Han to E-Sun Sky Computer dated Jan. 10, 2018.

(7)   Confirmation Letter issued by E-Sun Sky Computer to 500wan HK Limited dated Jan. 10, 2018.

(8)   Undertaking Letter issued by 500wan HK Limited to 500.com LIMITED dated Jan. 10, 2018.

(9)   Financial Support Agreement entered into among 500.com LIMITED, E-Sun Sky Computer, Yu Bo and Zhang Han dated Jan. 10, 2018.

(10) Shareholder's Voting Power Assignment Agreement entered into among E-Sun Sky Computer, E-Sun Network, Yu Bo and Zhang Han dated Jan. 10, 2018.